Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT, dated as of September 7, 2000, between JEFFREY PARKER, with a business address of P.O. Box 56346, Jacksonville, Florida 32256 ("Executive"), and PARKERVISION, INC., a Florida corporation having its principal office at 8493 Baymeadows Way, Jacksonville, Florida 32256 ("Company").

     WHEREAS, the Company and Executive had entered into an employment agreement on July 1, 1993 which expired on December 31, 1996; and

     WHEREAS, Executive has continued to provide his services since December 31, 1996 without the benefit of a written employment agreement; and

     WHEREAS, the Company believes that Executive provides unique management services for the Company and wishes to retain the continued services of Executive as its Chairman and Chief Executive Officer; and

     WHEREAS, the Company and Executive have reached an understanding with respect to the extension of Executive's employment with the Company for a five
(5) year period commencing as of October 1, 2000; and

     WHEREAS, the Company and Executive desire to evidence their agreement in writing and to provide for the employment of Executive by the Company on the terms set forth herein.

     IT IS AGREED:

     1.   Employment, Duties and Acceptance.
          ---------------------------------

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          1.1  Effective  as of October  1, 2000  ("Renewal  Date") the  Company
hereby agrees to the continued employment of Executive as its Chairman of the Board and Chief Executive Officer and Executive hereby accepts such continued employment on the terms and conditions contained in the Agreement. During the term of this Agreement, the Executive shall make himself available to the Company to pursue the business of the Company subject to the supervision and direction of the Board of Directors of the Company ("Board" or "Board of Directors") of which he shall be nominated to be a member during the term hereof.

          1.2 The Board may assign the Executive such general management and supervisory responsibilities and executive duties for the Company as are appropriate and commensurate with Executive's position as Chairman and Chief Executive Officer of the Company ("CEO") and would otherwise be consistent in stature and prestige with the responsibilities of a CEO. The Executive shall serve as Chairman of the Executive Committee of the Board (if such a committee is established) and all other officers of the Company shall report to him and be subject to his supervision and control.

          1.3   Executive   accepts  such   employment   and  agrees  to  devote
substantially all of his business time, energies and attention to the performance of his duties; provided, however, that Executive may continue to be actively involved in eleemosynary, educational and civic activities to the extent that such activities do not materially detract from the reasonable performance of his duties (such material detraction to be evidenced by a resolution approved by the majority of the Board and a written notice to Executive, in which event Executive shall have one hundred and twenty (120) days to reduce the level of such activities in a reasonable manner). The Company recognizes the value to it of Executive's continued involvement in these activities and will reimburse Executive for reasonable expenses incurred by him in connection with such activities. Nothing herein shall be construed as preventing Executive from (i) making and supervising investments on a personal or family basis (including trusts, funds and investment entities in which Executive or members of his family have an interest) and (ii) in serving on the Board of Directors of not more than three corporations

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involved primarily in "for profit" business activities;  provided, however, that these activities do not materially interfere with the performance of his duties hereunder or violate the provisions of Section 4.4 hereof.

     2.   Compensation and Benefits.
          -------------------------

          2.1 The Company shall pay to Executive a salary at an annual base rate of not less than $275,000 for the first two-year period during the term hereof (October 1, 2000 - September 30, 2002), not less than $300,000 for the next two-year period during the term hereof (October 1, 2002 - September 30, 2004) and not less than $325,000 for the fifth year of the term hereof (October 1, 2004 - September 30, 2005). Executive's salary will be paid not less frequently than every two weeks without the prior written consent of Executive. Executive's annual base rate will be reviewed at least one month prior to the commencement of each new salary period during the term hereof for purposes of determining whether the minium increase is sufficient.

          2.2 The Company shall also pay to Executive such bonuses as may be determined from time to time by the Compensation Committee of the Board of Directors. The amount of annual bonus payable to Executive may vary at the discretion of the Compensation Committee of the Board of Directors. In determining the annual bonus to be paid to the Executive, the Compensation Committee may, among other factors they believe to be appropriate, consider, and give varying degrees of importance to, the Executive's contribution to the following:

          (1)  growth in the Company's per share value;
          (2) achievement by the Company of specific identified targets selected by the Committee from time to time;
          (3) the attraction and retention of key executive personnel by the Company;
          (4)  satisfaction of the Company's capital requirements;
          (5) the establishment of strategic direction and significant Company goals; and
          (6) Such other criteria as the Compensation Committee deems to be relevant.

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          2.3 As  additional  compensation  for  Executive  entering  into  this
Agreement and agreeing to be bound by its terms (including Article 4 hereof) and for the services to be rendered by Executive hereunder, the Company hereby issues to Executive options to purchase 500,000 shares of Common Stock under the Company's 2000 Performance Equity Plan, which options shall vest in accordance with this section except for certain acceleration events as set forth in the Stock Option Agreements or this Agreement. These options ("Agreement Options") shall be evidenced by one or more Stock Option Agreements of even date herewith between the Company and Executive. Three hundred fifty thousand (350,000) of the Agreement Options will have an exercise price of $41.00 per share and will vest immediately. One hundred and fifty thousand (150,000) of the Agreement Options will have an exercise price of $61.50 per share and will vest 30,000 on each of the first five annual anniversaries of the Renewal Date. The Compensation Committee may, in its discretion, grant additional options to Executive during the term of this Agreement.

          2.4 Executive shall be entitled to such insurance and other benefits including, among others, medical and disability coverage and life insurance as are afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions which may be generally applicable. The Company also shall purchase (i) long term disability insurance of not less than 50% of Executive's then current annual salary and (ii) split dollar life insurance with coverage of not less than $1.5 million. The beneficiary of these policies shall be designated by Executive and these policies shall be transferred to Executive or his designees by the Company at his written request.

          2.5 Executive shall be entitled to vacation time and to days off for religious and personal reasons in accordance with the Company's policy for its senior executives.

          2.6 Executive shall be entitled, at his option, to maintain a suitable automobile for business use. The Company shall reimburse Executive for the costs of leasing such automobile and for all other costs associated with the use of the vehicle, including insurance costs, repairs and maintenance.

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          2.7  The   Company   will   pay  or   reimburse   executive   for  all
transportation, hotel and other expenses incurred by Executive on business trips (including first class air travel if the scheduled flight is more than two (2) consecutive hours) and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses.


          2.8 Executive agrees that his services shall be rendered primarily at the Company's executive offices which shall be located in, or within thirty (30) miles of, the Company's current executive offices located in Jacksonville, Florida. Notwithstanding the foregoing, Executive may maintain an office adjacent to his residence and shall be reimbursed for all costs reasonably related thereto (including secretarial assistance, telephone, fax, computer and other communications equipment) by the Company.

          2.9  The  Company  shall  not  move  its  executive   offices  without
Executive's written consent. If such consent is provided, the Company will reimburse Executive for the following, which may be taxable to Executive:

          (1) Usual and customary expenses incurred if Executive sells his home himself or through a broker; however, reimbursement for the broker's commission (if Executive utilizes the services of a broker) may not exceed six (6) percent of the sales proceeds;

          (2) Reasonable expenses incurred in moving furniture, normal household goods and personal belongings to the new location and incidental expenses related to the move;

          (3)   Reasonable   expenses   (including   travel  and  hotel)   while
house-hunting, including four trips to the new location with Executive's spouse and children;

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          (4)  Reasonable  and  customary   closing  costs  incurred  in  buying
Executive's new home;

          (5) Reasonable temporary living expenses incurred while awaiting occupancy in Executive's new quarters.

     3.   Term and Termination.
          --------------------

          3.1 The term of this Agreement commences as of October 1, 2000 and shall continue until September 30, 2005, unless sooner terminated as herein provided.

          3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay to the legal representative of Executive's estate the base salary due Executive pursuant to Section 2.1 hereof through the first anniversary of Executive's death (or the scheduled expiration under Section 3.1, if earlier than the first anniversary date) as well as a pro rata allocation of bonus payments under
Section 2.2 based on the days of service during the year of death, and all amounts owing to Executive at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

          3.3 If Executive shall be rendered incapable by an incapacitating illness or disability (either physical or mental) of complying with the terms, provisions and conditions hereof on his part to be performed for a period in excess of 180 consecutive days during any consecutive twelve (12) month period, then the Company, at its option, may terminate this Agreement by written notice to Executive (the "Disability Notice") delivered prior to the date Executive resumes the rendering of services hereunder; provided, however, if requested by Executive (or a representative thereof) such termination shall not occur until after examination of Executive by a medical doctor (retained by the Company with the consent of the Executive which consent shall not be unreasonably withheld) who certifies in a written report to the Board with a copy of such report delivered simultaneously to Executive that Executive is and shall be incapable of performing his duties for in excess of two additional months because of the

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continuing   existence   of   such   incapacitating   illness   or   disability.
Notwithstanding such termination, the Company (a) shall make a payment to Executive of a pro rata allocation of payments under Section 2.2 based on the days of service during the year in which the Disability Notice is delivered and
(b) shall pay to Executive the base salary due Executive pursuant to Section 2.1 hereof through the second anniversary of the date of such notice (the "Disability Period"), less any amount Executive receives for such period from any Company-sponsored or Company-paid for source of insurance, disability compensation or governmental program. The Company shall also pay to Executive all amounts owing to Executive at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay. At the Executive's request, the Company shall provide to Executive at the Company's expense an office for his exclusive use at the Company's principal executive offices with full time confidential secretarial assistance and office services during the Disability Period.

          3.4 The Company, by notice to Executive, may terminate this Agreement for cause. As used herein, "cause" shall include (a) the refusal in bad faith by Executive to carry out specific written directions of the Board, (b) intentional fraud or dishonest action by Executive in his relations with the Company ("dishonest" for these purposes shall mean Executive's knowingly making of a material misstatement to the Board for the purpose of obtaining direct personal benefit); or (c) the conviction of Executive of any crime involving an act of significant moral turpitude after appeal or the period for appeal has elapsed without an appeal being filed by Executive. Notwithstanding the foregoing, no "cause" for termination shall be deemed to exist with respect to Executive's acts described in clause (a) or (b) above, unless the Board shall have given written notice to Executive (after five (5) days advance written notice to Executive and a reasonable opportunity to Executive to present his views with respect to the existence of "cause"), specifying the "cause" with particularity and , within twenty (20) business days after such notice, Executive shall not have disputed the Board's determination or in reasonably good faith taken action to cure or eliminate prospectively the problem or thing giving rise to such "cause," provided, however, that a repeated breach after notice and cure, of any provision of clause (a) or (b) above, involving the same or substantially similar actions or conduct, shall be grounds for termination for cause upon not less than five (5) days additional

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

notice from the Company. In the event of a dispute as to the existence of suitable "cause" for termination pursuant Section 3.4, Executive shall be entitled to file for arbitration of such dispute in accordance with the rules of the American Arbitration Association with one arbitrator to be selected by the Company and one arbitrator to be selected by the Executive, and pending final determination of such arbitration proceedings, Executive shall continue to be compensated and shall be reimbursed for his expenses including his legal costs in accordance with the terms of this Agreement.

          3.5 The Executive, by notice to the Company, may terminate this Agreement if a "Good Reason" exists. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent: (a) a material adverse change in the nature of Executive's title, duties or responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) a material breach of this Agreement by the Company; (c) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the Company, in good faith; (d) a liquidation, bankruptcy or receivership of the Company; or (e) if Executive is at any time not a member of the Board of Directors of the Company and a member of the Executive Committee thereof (if such a committee exists), unless he voluntarily resigns therefrom; or (f) any person or entity other than the Company and/or any officers or directors of the Company as of the date of this Agreement acquires securities of the Company other than from Executive or his affiliates (in one or more transactions) having 35% or more of the total voting power of all the Company's securities then outstanding. Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to the Company's acts described in clauses (a), (b) or (c) above, unless Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within twenty (20) business days after such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided, however, that a repeated breach after notice and cure of any provision of clauses (a), (b) or
(c) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from Executive.

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          3.6 In the event that  Executive  terminates  this  Agreement for Good
Reason, pursuant to the provisions of paragraph 3.5, or the Company terminates this Agreement without "Cause," as defined in paragraph 3.4, the Company shall continue to pay to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as Executive shall have designated by written notice to the Company), all payments, compensation and benefits required under paragraph 2 hereof through the earlier of (y) three (3) years from the date of termination or (z) through the term of this Agreement; provided, however, that (i) a minimum bonus of no less than the average of the two prior year's bonuses (or the bonus paid for fiscal 2000 if termination occurs prior to the bonus for 2001 being paid) shall be paid; and
(ii) Executive's  insurance coverage shall terminate upon the Executive becoming
covered  under  a  similar  program  by  reason  of  employment  elsewhere.   If
Executive's employment is terminated for Good Reason or without "Cause," Executive shall have no duty to mitigate awards paid or payable to him pursuant to this subsection, and any compensation paid or payable to Executive from sources other than the Company will not offset or terminate the Company's obligation to pay to Executive the full amounts pursuant to this subsection 3.6.

     4.   Non-Competition.
          ---------------

          4.1 During the period commencing October 1, 2000 and terminating one year after termination of employment: (A) Executive, without the prior written permission of the Company, shall not, anywhere in the United States of America,
(i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is directly in competition with the Company's principal existing business at the time of termination ("Competitive Business"); (ii) engage in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee consultant, advisor or in any other relationship or capacity; (iii) employ, or have or cause any other person or entity to employ, any person who was employed by the Company at the time of termination of Executive's employment by the Company (other than Executive's personal secretary and assistant); or (iv) solicit, interfere with, or endeavor to entice away from the Company, for the

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benefit of a Competitive  Business,  any of its customers.  Notwithstanding  the foregoing, Executive shall not be precluded from investing and managing the investment of, his or his family's assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 5% of any class of the publicly-traded equity securities of such Competitive Business; provided, however, that for a period commencing October 1, 2000 and terminating one year after termination of Executive's employment (except for investments in a class of securities trading on public markets), Executive shall refer to the Company for consideration (before any other party) any and all opportunities to acquire or purchase, or otherwise make equity or debt investments in, companies primarily involved in a Competitive Business if such opportunities becomes known to Executive while he is the Chairman and Chief Executive Officer of the Company. If the Company determines not to exploit any opportunity referred to in the foregoing sentence, the Company shall determine what, if anything, should be done with such opportunity. Executive shall not be entitled to any compensation, as a finder or otherwise, if either the Company or Executive introduces such opportunity to other persons, it being understood that all such compensation shall be paid to the Company. Notwithstanding the foregoing, in the event the Company terminates this Agreement without "cause" or if Executive terminates this Agreement for Good Reason under Section 3.5 hereof, Executive's obligations under this Section 4.4 shall terminate one month following termination.

          4.2 If Executive commits a breach of any of the provisions of Section 4.1, the Company shall have the right:

          (1) to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

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          (2) to require  Executive  to account  for and pay over to the Company all monetary damages determined by a non-appealable decision by a court of law to have been suffered by the Company as the result of any actions constituting a breach of any of the provisions of Section 4.1, and Executive hereby agrees to account for and pay over such damages to the Company (up to the maximum of all payments made under the Agreement).

          4.3 If Executive shall violate any covenant contained in Section 4.1, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

          4.4 If any provision of Section 4.1 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall not have the power to modify such scope, duration, or area, or all of them and such provision or provisions shall be void ab initio.

     5.   Miscellaneous Provisions.
          ------------------------

          5.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when mailed first class postage prepared, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section
5.1. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

          If to Executive:

               Jeffrey Parker
               P.O. Box 56346
               Jacksonville, Florida 32256

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          If to the Company:

               ParkerVision, Inc.
               8493 Baymeadows Way
               Jacksonville, Florida 32256
               Attention: Chief Financial Officer

          5.2 In the event of any claims, litigation or other proceedings arising under this Agreement (including, among others, arbitration under Section 3.4), the Executive shall be reimbursed by the Company within thirty (30) days after delivery to the Company of statements for the costs incurred by the Executive in connection with the analysis, defense and prosecution thereof, including reasonable attorneys' fees and expenses; provided, however, that Executive shall reimburse the Company for all such costs if it is determined by a non-appealable final decision of a court of law that the Executive shall have acted in bad faith with the intent to cause material damage to the Company in connection with any such claim, litigation or proceeding.

          5.3 The Company, shall to the fullest extent permitted by law, indemnify Executive for any liability, damages, losses, costs and expenses arising out of alleged or actual claims (collectively, "Claims") made against Executive for any actions or omissions as an officer and/or director of the Company or its subsidiary. To the extent that the Company obtains director and officers insurance coverage for any period in which Executive was an officer, director or consultant to the Company, Executive shall be a named insured and shall be entitled to coverage thereunder.

          5.4  The  provision  of  Article  4,  Sections  5.2  and  5.3  and any
provisions   relating  to  payments  owed  to  Executive  after  termination  of employment shall survive termination of this Agreement for any reason.


          5.5  This   Agreement  and  the  Stock  Option   Agreements   executed
simultaneously herewith set forth the entire agreement of the parties relating to the employment

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of   Executive   and  are  intended  to   supersede   all  prior   negotiations,
understandings and agreements. No provisions of this Agreement or the Stock Option Agreements may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

          5.6 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Florida applicable to agreements made and to be performed entirely in Florida.

          5.7 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

          5.8 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        /s/ Jeffrey Parker
                                        ------------------------------
                                        JEFFREY PARKER

                                        /s/ Richard Sisisky
                                        ------------------------------
                                        PARKERVISION, INC.

                                        By: Richard L. Sisisky
                                        President and Chief Operating Officer

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